Exhibit 99.1

Jasper Therapeutics Reports First Quarter 2023 Financial Results and Provides a Business Update

●	Announced Planned Development Expansion of Briquilimab in Chronic Spontaneous Urticaria

●	Presented Positive Follow-up Clinical Data from Investigator-Sponsored Study of Briquilimab Conditioning in Fanconi Anemia Patients at the 2023 Transplantation & Cellular Therapy Meetings of the ASTCT and CIBMTR

●	Announced Positive Clinical Data from a Phase I/II Trial of Briquilimab as a Conditioning Treatment in Sickle Cell Disease and Beta Thalassemia

●	Strengthened the Board of Directors and Management Team with Multiple Appointments

●	Raised $101.4 Million Net Proceeds in January 2023

REDWOOD CITY, Calif., May 12, 2023 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes (MDS) as well as novel stem cell transplant conditioning regimes, today announced results for the fiscal quarter ended March 31, 2023, and provided a business update.

“During our first quarter of 2023, we continued to execute on our expansion of briquilimab development to include chronic spontaneous urticaria, and took steps to strengthen our Board and management team with multiple key leadership appointments, said Ronald Martell, President and Chief Executive Officer of Jasper. “We also secured substantial additional capital to support our development plans across the briquilimab franchise. During the quarter we also presented positive data at the Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR, which, together with other recent data, continue to help establish the mechanistic and clinical proof-of-concept rationale for briquilimab’s mechanism of action, adding to our confidence in briquilimab and its potential to address a variety of patient populations by targeting c-Kit expressed on stem cells and mast cells. We look forward to carrying out our priority development programs for briquilimab as a c-Kit targeting therapeutic in chronic diseases and as a novel conditioning agent for stem cell transplant.”

Highlights for Q1 2023 and Recent Weeks

●	Key Appointments Made to the Board of Directors and Management Team

o	Industry veteran Vishal Kapoor appointed to the Board of Directors

o	Daniel Adelman, M.D. appointed as Acting Chief Medical Officer

o	David Hinds appointed as Senior Vice President, Development Operations

o	Mathew Ford appointed as Vice President, Human Resources

●	Presented data supporting ongoing development of briquilimab as transplant conditioning in AML or MDS patients at the 2023 Tandem Meetings: Transplantation & Cellular Therapy Meetings of the ASTCT and CIBMTR

o	12 out of 12 AML patients achieved donor cell engraftment after conditioning with briquilimab in combination with fludarabine and low dose irradiation, with 8 of 12 patients free from morphological relapse at one year

o	A sub-analysis showed 6 of 12 patients receiving outpatient briquilimab-based conditioning and outpatient donor cell infusion required an inpatient stay through the first 100 days post-transplant, with a mean stay of 4 days among all patients.

●	Announced positive clinical data from a Phase I/II Trial of briquilimab as a conditioning treatment in sickle cell disease and beta thalassemia

o	All three sickle cell disease participants treated with briquilimab successfully engrafted with neutrophil engraftment within 12-16 days

o	First two participants with peripheral blood chimerism at 60 days after allogeneic stem cell transplant achieved 100% donor myeloid chimerism

o	First participant treated had a total hemoglobin level of 13.3 g/dL at five months follow up, increased from 8-9 g/dL at baseline

●	Announced European Union Orphan Drug Designation for Briquilimab as a conditioning treatment for patients prior to receiving a stem cell transplant

●	De-prioritized Phase 3 development of Briquilimab as a conditioning agent in acute myeloid leukemia or high risk myelodysplastic syndrome patients undergoing stem cell transplant

●	Raised $101.4 million in estimated net proceeds in January 2023

Q1 2023 Financial Results

●	Cash and Cash Equivalents: Cash and cash equivalents as of March 31, 2023 were $129.4 million, compared to $38.3 million at December 31, 2022. The increase in cash and cash equivalents was due to net proceeds from the Company’s public offering in January 2023 and sales through its at-the-market facility in January 2023. Cash and cash equivalents are expected to be sufficient to fund the Company’s planned operating and capital expenditures through 2024.

●	Research and Development (R&D) Expenses: R&D expenses for the quarter ended March 31, 2023 were $9.8 million compared to $8.2 million for the quarter ended March 31, 2022. The increase was primarily due to additional costs associated with advancing its clinical trials and clinical manufacturing expenses. The increase also relates to higher research spending and employee-related costs, including stock-based compensation expenses, following hiring in 2022 to support ongoing development of its product candidates.

●	General and Administrative (G&A) Expenses: G&A expenses for the quarter ended March 31, 2023 were $4.1 million compared to $4.6 million for the quarter ended March 31, 2022. The decrease was primarily related to lower professional services fees and lower insurance expenses.

●	Total Other (Expense) Income, Net: Total other expense, net was $0.3 million for the quarter ended March 31, 2023 compared to total other income, net of $10.6 million for the quarter ended March 31, 2022, primarily due to changes in fair values of common stock warrant liability and earnout liability at the end of the respective quarters.

●	Net Loss: For the quarter ended March 31, 2023, net loss was $14.3 million compared to net loss of $2.2 million for the quarter ended March 31, 2022.

About Briquilimab (formerly known as JSP191)

Briquilimab is a targeted, monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. Jasper intends to start clinical studies of briquilimab as a primary treatment in Chronic Spontaneous Urticaria and Lower to Intermediate Risk myelodysplastic syndromes (MDS). It is also being studied as a conditioning agent for cell and gene therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in severe combined immunodeficiency (SCID), acute myeloid leukemia (AML), MDS, Fanconi anemia (FA), and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk myelodysplastic syndromes (MDS) and as a conditioning agent for stem cell transplants for rare diseases such as sickle cell disease (SCD), Fanconi anemia (FA) and severe combined immunodeficiency (SCID). To date, briquilimab has a demonstrated efficacy and safety profile in over 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, acute myeloid leukemia (AML), MDS, FA, and SCD. In addition, briquilimab is being advanced as a transformational non-genotoxic conditioning agent for gene therapy. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes as well as novel stem cell transplant conditioning regimes, its potential to address a variety of patient populations by targeting c-Kit expressed on stem cells and mast cells, the expansion of briquilimab development, Jasper’s expectations regarding the timing of clinical trials and recruitment for clinical trials and Jasper’s expectations regarding its cash and cash equivalents and planned operating and capital expenditures. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

Lauren Barbiero (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses
Research and development(1)	$9,805	$8,188
General and administrative(1)	4,142	4,590
Total operating expenses	13,947	12,778
Loss from operations	(13,947)	(12,778)
Interest income	1,096	2
Change in fair value of earnout liability	(764)	4,593
Change in fair value of common stock warrant liability	(575)	6,050
Other expense, net	(70)	(74)
Total other income (expense), net	(313)	10,571
Net loss and comprehensive loss	$(14,260)	$(2,207)
Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.06)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	88,159,248	36,309,683

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
Research and development	$468	$222
General and administrative	799	556
Total	$1,267	$778

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$129,400	$38,250
Other receivables	-	663
Prepaid expenses and other current assets	3,108	2,818
Total current assets	132,508	41,731
Property and equipment, net	3,320	3,568
Operating lease right-of-use assets	1,787	1,886
Restricted cash	417	417
Other non-current assets	725	759
Total assets	$138,757	$48,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,846	$1,768
Current portion of operating lease liabilities	891	865
Accrued expenses and other current liabilities	3,155	4,432
Total current liabilities	7,892	7,065
Non-current portion of operating lease liabilities	2,554	2,786
Common stock warrant liability	—	150
Earnout liability	782	18
Other non-current liabilities	2,331	2,353
Total liabilities	13,559	12,372

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	4
Additional paid-in capital	244,582	141,120
Accumulated deficit	(119,395)	(105,135)
Total stockholders’ equity	125,198	35,989
Total liabilities and stockholders’ equity	$138,757	$48,361

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